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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                January 29, 2004


                                 LANTRONIX, INC.
                                 ______________
             (Exact name of registrant as specified in its charter)



   Delaware                         1-16027               33-0362767
   -----------------------       --------------        -----------------
(State or other jurisdiction      (Commission           (IRS Employer
     of incorporation)            File Number)        Identification No.)

                             15353 Barranca Parkway
                                   Irvine, CA
                                      92618
                    (Address of Principal Executive Offices)
                                   (Zip Code)
       Registrant's telephone number, including area code: (949) 453-3990


          (Former name or former address, if changed since last report)

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Item  7.     Financial  Statements  and  Exhibits

     (c)     Exhibits

          The  following  exhibit  is  filed  herewith:

          99.1 Press Release dated January 29, 2004 announcing Lantronix expects increased revenues and lower cash usage for second fiscal quarter ended December 31, 2003 and a non-cash impairment charge of approximately $2.1-$3.4 million in the December quarter related to the decreased asset value of its Premise software unit.


Item  12.      Results  of  Operations  and  Financial  Condition.

               Lantronix, Inc. announced in a press release on January 29, 2004 it expects increased revenues and lower cash usage for second fiscal quarter ended December 31, 2003 and a non-cash impairment charge of approximately $2.1-$3.4 million in the December quarter related to the decreased asset value of its Premise software unit. A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   LANTRONIX,  INC.


Date:  January 29, 2004                  By:   /S/ MICHAEL S. OSWALD
                                                   ---------------------------
                                                   Michael S. Oswald
                                                   Vice  President,
                                                   General  Counsel  and
                                                   Secretary


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                                  EXHIBIT INDEX
                                  -------------

          99.1 Press Release dated January 29, 2004 announcing Lantronix expects increased revenues and lower cash usage for second fiscal quarter ended December 31, 2003 and a non-cash impairment charge of approximately $2.1-$3.4 million in the December quarter related to the decreased asset value of its Premise software unit.




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